UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 7, 2022

Janus International Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40456	86-1476200
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 Janus International Blvd., Temple, GA 30179

(Address of Principal Executive Offices) (Zip Code)

(866) 562-2580

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	JBI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 7, 2022, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Janus International Group, Inc. (the “Company”), the Board appointed Heather Harding as a director on the Board and as a member of the Audit Committee of the Board, effective as of July 7, 2022. Ms. Harding will serve as a Class I director until the Company’s 2025 annual meeting of shareholders and until her successor is duly elected and qualified.

Ms. Harding is deemed to be independent in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange. Ms. Harding is also deemed to be an “audit committee financial expert” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K. There are no other arrangements or understandings between Ms. Harding and any other person pursuant to which Ms. Harding was selected as a director of the Company. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the SEC) between Ms. Harding and the Company.

In connection with Ms. Harding’s service as a member of the Board and the Audit Committee of the Board, she will receive substantially similar compensation paid by the Company to its non-employee directors as disclosed in the Company’s 2022 Proxy Statement, filed with the SEC on May 6, 2022. Ms. Harding will be reimbursed for reasonable out-of-pocket expenses incurred in connection with attending each Board meeting and each Audit Committee meeting in accordance with the Company’s expense reimbursement policy.

Heather Harding, age 53, previously served as Chief Financial Officer of Luxfer Holdings PLC from January 1, 2018 until March 1, 2022 and will serve as an Advisor to the CEO through December 2022. Over the past 25 years, Ms. Harding has held finance leadership roles of increasing responsibility in global industrial companies. Most recently, she served as vice president, finance, for Eaton Lighting, a business unit of Eaton Corporation. Prior to that, she was vice president, finance, for various operating units within Cooper Industries and Emerson Electric. A certified public accountant, Ms. Harding received a Bachelor of Science in accounting from Southern Illinois University at Carbondale.

Item 7.01	Regulation FD Disclosure.

On July 7, 2022, the Company issued a press release announcing the appointment of Ms. Harding, a copy of which is furnished as Exhibit 99.1 hereto.

The information contained in Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statement and Exhibits.

(d) Exhibits.

Exhibit	Description

99.1	Press Release, dated July 7, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 7, 2022

JANUS INTERNATIONAL GROUP, INC.

By:	/s/ Anselm Wong
Name:	Anselm Wong
Title:	Chief Financial Officer and Executive Vice President